AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

               SYNAPTIC PHARMACEUTICAL CORPORATION
                  (formerly Neurogenetic Corp.)



          SYNAPTIC PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies and provides as follows:

          1.   The name of the Corporation is SYNAPTIC PHARMACEUTICAL
CORPORATION.

          2. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 16, 1987, under the name Neurogenetic Corp.

          3. This Amended and Restated Certificate of Incorporation (the "Restated Certificate") which was duly adopted in accordance with Sections 242 and 245, with prompt written notice thereof having been given to the stockholders of the Corporation pursuant to Section 228(d), of the General Corporation Law of the State of Delaware, amends and restates the provisions of the present Amended and Restated Certificate of Incorporation of the Corporation.

          4. Immediately upon filing this Restated Certificate, the text of the present Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as set forth herein:

                            ARTICLE I

          The name of the Corporation is SYNAPTIC PHARMACEUTICAL CORPORATION (the "Corporation").

                            ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                           ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                            ARTICLE IV

          The total number of shares of all classes of stock that the Corporation shall have authority to issue is 26,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          The following is a description of each class of stock of the Corporation and a statement of the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each such class:


          (a)  COMMON STOCK

          Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation. In any election of directors, no holder of shares of Common Stock shall be entitled to cumulate his or her votes by giving one candidate more than one vote per share.

          Section 2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. In the event any dividend is paid on any shares of Common Stock, the same dividend shall be paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders.

          (b)  PREFERRED STOCK

          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof.
          Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate.

                            ARTICLE V

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                            ARTICLE VI
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                           ARTICLE VII

          The Board of Directors of the Corporation is expressly authorized and empowered to adopt, alter, amend or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate, subject to the power of the stockholders of the Corporation to adopt, alter, amend or repeal such By-laws.

                           ARTICLE VIII

          Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law, such meeting and vote may not, as otherwise permitted by Section 228 of the General Corporation Law, be dispensed with by consents in writing to such corporate action. Such vote must be taken at a meeting of the stockholders, duly noticed and held in accordance with the provisions of this Restated Certificate, the By-laws of the Corporation and the General Corporation Law.










          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal this 19th day of December, 1995.


                                   SYNAPTIC PHARMACEUTICAL
                                     CORPORATION

SEAL

                                   By: /s/ Kathleen P. Mullinix
                                       ------------------------
                                       Kathleen P. Mullinix
                                       President and Chief
                                       Executive Officer